PRESS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:

Ian Hoffman
256-730-2604
ian.hoffman@intergraph.com

Intergraph Reaches Patent Agreement with Fujitsu

  Terms Include $9.75 Million Royalty Payment

HUNTSVILLE, Ala., September 28, 2005-- Intergraph Corporation (NASDAQ: INGR), a leading global provider of Spatial Information Management (SIM) software, today announced a patent license agreement between Intergraph's IP subsidiary and Fujitsu Limited, Japan.  Under the terms of the agreement, Fujitsu will make a one-time up-front royalty payment of $9.75 million.  Intergraph expects to record after-tax intellectual property income from this agreement of approximately $5.8 million, net of all fees, expenses and estimated taxes, in the third quarter of 2005.  As a result of the patent license agreement, Fujitsu will obtain a fully paid-up worldwide license to certain Intergraph Clipper patents for specified Fujitsu products.  In addition, Intergraph will obtain an option to take a royalty bearing license to certain Fujitsu patents.

Commenting on the settlement, Intergraph CEO & President Halsey Wise said, “We are pleased to have reached a licensing agreement with Fujitsu.   This license with Fujitsu demonstrates our commitment to realize value from our Intellectual Property."

The Intergraph Clipper patents relate to computer system memory management technology.  The agreement announced today is separate and distinct from the previous PIC patent license for Fujitsu's consumer and embedded electronics products.

About Intergraph
Intergraph Corporation (NASDAQ: INGR) is a leading global provider of spatial information management (SIM) software.   Security organizations, businesses and governments in more than 60 countries rely on the Company's spatial technology and services to make better and faster operational decisions.   Intergraph's customers organize vast amounts of complex data into understandable visual representations, creating intelligent maps, managing assets, building and operating better plants and ships, and protecting critical infrastructure and millions of people around the world.   For more information, visit www.intergraph.com.

Intergraph and the Intergraph logo are registered trademarks of Intergraph Corporation.   Fujitsu and other brands and product names are trademarks of Fujitsu or their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements (all statements other than those made solely with respect to historical fact) within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, any statements regarding Intergraph’s plans or expectations regarding its intellectual property.  Forward-looking statements regarding Intergraph’s plans or expectations regarding its intellectual property; any projections about revenues, operating income levels, margins, settlement costs associated with the Company's Accelerated Stock Buyback; market conditions, the Company's organizational realignment and cost reduction efforts, and their anticipated impact on the Company and its business units; expectations regarding future results and cash flows; information regarding the development, timing of introduction, and performance of new products; the Company's ability to win new orders and any statements of the plans, strategies, expectations and objectives of management for future operations are subject to known and unknown risks and uncertainties (some of which are beyond the Company's control) that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, potential obsolescence of the Company’s intellectual property, exhaustion of the Company’s intellectual property rights, changes in the market value of licensed products; potential adverse effects from our efforts to protect our intellectual property, or other potential litigation or patent enforcement efforts; the ability, timing, and costs (including the calculation of success and other fees) to enforce and protect the Company's intellectual property rights; potential adverse outcomes in our efforts to improve our operating performance (including uncertainties with respect to the timing and magnitude of any expected improvements); potential adverse outcomes or consequences associated with the Company's organizational realignment; material changes with respect to our business, litigation, or the securities markets (including the market for Intergraph common stock and any adjustments relating to the Accelerated Stock Buyback); risks associated with doing business internationally (including foreign currency fluctuations); worldwide political and economic conditions and changes; increased competition; rapid technological change; unanticipated changes in customer requirements; ability to attract or retain key personnel; the ability to access the technology necessary to compete in the markets served; risks associated with various ongoing litigation proceedings; and other risks detailed in our press releases or in our annual, quarterly, or other filings with the Securities and Exchange Commission.